Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 7, 2014, by and between KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda (“KHL”) and Bayer Consumer Care AG, a company organized under the laws of Switzerland (“Bayer”).

RECITALS

A.                                    The Company, KHL and Bayer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Sections 4(a)(1) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S (“Regulation S”) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                    KHL wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of shares of common stock set forth herein, par value $0.00001 per share (the “Common Stock”), of the Company (the “Shares”).

C.                                    In addition, Bayer wishes to purchase, and KHL wishes to sell, upon the terms and conditions stated in this Agreement, the number of Shares set forth herein.

D.                                    Contemporaneously with the execution and delivery of this Agreement, the Company and Bayer are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, KHL and Bayer hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Announcement Date” has the meaning set forth in Section 2.1(a).

“Assumption Agreement” refers to that certain Assignment and Assumption Agreement, dated as of the date hereof, among Bayer, the Company and KHL.

“Bayer” has the meaning set forth in the Preamble.

“Bayer Deliverables” has the meaning set forth in Section 2.2(b).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the (i) sale by the Company and purchase by KHL and (ii) sale by KHL and purchase by Bayer, of the Shares pursuant to this Agreement.

“Closing Date” means the fifth Business Day following the last day of the Valuation Period.

“Code” has the meaning set forth in Section 3.1(ff).

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Latham & Watkins LLP and/or such other counsel of the Company, as applicable.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Intellectual Property” means all Intellectual Property owned by or licensed to the Company.

“Company’s Knowledge” means both the actual knowledge and such knowledge which the chief executive officer, chief financial officer, chief medical officer, general counsel, senior vice president, operations, would have had if they had made due and careful inquiry of all relevant persons or would reasonably be expected to obtain in the performance of each such person’s duties as an employee, officer or director of the Company, respectively.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(i).

“Effective Date” means the date on which the initial Registration Statement contemplated by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Environmental Laws” means applicable federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials.

“ERISA” has the meaning set forth in Section 3.1(ff).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” means the Company’s Third Amended and Restated Investor Rights Agreement, dated August 30, 2011, as amended.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Hazardous Materials” has the meaning set forth in Section 3.1(ee).

“Intellectual Property” means all inventions, works of authorship, technology, patents, patent applications, copyrights, trademarks, service marks, domain names, trade names, service names, know-how, trade secrets, and all other intellectual property and proprietary rights, whether registered or unregistered, in any jurisdiction in the world.

“KHL” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Lockup Period” has the meaning set forth in Section 4.1(d).

“Material Adverse Effect” means a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents.

“Material Permits” has the meaning set forth in Section 3.1(n).

“OFAC” has the meaning set forth in Section 3.1(cc).

“Note” refers to that certain Note Agreement, dated as of the date hereof, issued by the Company to KHL and assigned by KHL to Bayer.

“Novation Agreement” refers to that certain Assignment and Novation Agreement, dated as of the date hereof, between Bayer and KHL.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Plan” has the meaning set forth in Section 3.1(ff).

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The NASDAQ Global Select Market.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Bayer of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulation S” has the meaning set forth in the Recitals.

“Release” has the meaning set forth in Section 3.1(ee).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Restructuring Agreement” refers to that certain Restructuring Agreement, dated as of the date hereof, between the Company and Bayer.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(i).

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto,  the Registration Rights Agreement, the Restructuring Agreement, the Novation Agreement, the Note, the Assumption Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Wells Fargo Bank, N.A., the current transfer agent of the Company, or any successor transfer agent for the Company.

“Valuation Period” has the meaning set forth in Section 2.1(a).

ARTICLE II.

PURCHASE AND SALE

2.1  Closing.

(a)         Amount and Consideration.  Subject to the terms and conditions set forth in this Agreement, at the Closing:

(i)                                     In reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, the Company shall issue and sell to KHL, and KHL shall purchase from the Company, the Shares at a purchase price per share equal to par value, or $0.00001 per Share.

(ii)                                  In reliance upon Sections 4(a)(1) and 4(a)(2) of the Securities Act and Rule 506 of Regulation D, and/or Regulation S, as applicable, subsequent to the transaction contemplated by Section 2.1(a)(i), KHL shall sell to Bayer, and Bayer shall purchase from KHL, the Shares, for which the consideration shall be the transactions contemplated by the Transaction Documents.

(iii)                               Subsequent to the transaction contemplated by Section 2.1(a)(ii), the Company shall irrevocably instruct the Transfer Agent to deliver to Bayer the Shares in accordance with Section 2.2(a)(ii).

(iv)                              The number of Shares to be issued and sold pursuant to this Section 2.1(a) shall be the number of whole shares of Common Stock equal in value to, or as close as possible without exceeding, $33,000,000, valued at a price per share equal to the mean of the last reported sale price of the Company’s shares of Common Stock on its Principal Trading Market for the period beginning (inclusive) on the tenth Trading Day prior to the date on which the execution of the Restructuring Agreement is publicly announced (the “Announcement Date”) via the issuance of a press release and ending (inclusive) on the tenth Trading Day after the Announcement Date (collectively, the “Valuation Period”).

(b)         Closing.  The Closing of the transactions contemplated by Section 2.1(a) shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

2.2       Closing Deliveries.   (a)  On or prior to the Closing, the Company and/or KHL, as applicable, shall issue, deliver or cause to be delivered to Bayer the following (the “Company Deliverables”):

(i)                                     this Agreement, duly executed by the Company and KHL;

(ii)                                  the Shares in certificated form, free and clear of all restrictive and other legends, except as provided in Section 4.1(b);

(iii)          legal opinions of Company Counsel, including Conyers Dill & Pearman Limited as special Bermuda counsel in respect of Bermuda matters, dated as of the Closing Date, in form and substance reasonably satisfactory to Bayer, executed by such counsel and addressed to Bayer;

(iv)                              the Registration Rights Agreement, duly executed by the Company;

(v)                                 certificates of the Secretary or Assistant Secretary of each of the Company and KHL dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company and KHL or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificates of incorporation and bylaws of the Company and KHL and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company and KHL, in the forms attached hereto as Exhibits B-1 and B-2;

(vi)                              certificates evidencing the formation and good standing (or equivalent thereof) of the Company and KHL, each as of a date within five (5) Business Days of the Closing Date; and

(vii)                           certified copies of the certificate of incorporation of each of the Company and KHL, as certified by the appropriate authorities, as of a date within five (5) Business Days of the Closing Date.

(b)         On or prior to the Closing, Bayer shall deliver or cause to be delivered to the Company the following (the “Bayer Deliverables”):

(i)                                     this Agreement, duly executed by Bayer; and

(ii)                                  the Registration Rights Agreement, duly executed by Bayer.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  Except as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof to Bayer and KHL:

(a)         Subsidiaries.  The Company does not have any subsidiaries (as defined in Rule 405 under the Securities Act) other than KHL, KYTHERA Biopharmaceuticals (Europe) Ltd. and KYTHERA Biopharmaceuticals (Australia) Pty Ltd., none of which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X or has any material assets or liabilities.

(b)         Organization and Good Standing.  The Company has been duly organized or incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(c)          Authorization; Enforcement; Validity.  The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.  Each Transaction Document to which the Company is a party when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)         No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, including the issuance and sale of the Shares to KHL and the consummation of the transactions contemplated by the Transaction Documents, does not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, memorandum of association or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e)          No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares to KHL and the consummation of the transactions contemplated by the Transaction Documents, except (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, if applicable, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares to KHL and the listing of the Shares thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.4 and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and the issuance of the Shares to KHL is not subject to any preemptive or similar rights that have not been duly waived or satisfied.

(g)          Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto.  The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises or in connection with restricted stock units or restricted stock awards issued pursuant to any equity incentive plan, including but not limited to the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions taking place at the Closing Date that are contemplated by the Transaction Documents that have not been effectively waived or satisfied as of the Closing Date.  Except as set forth on Schedule 3.1(g) or as specifically disclosed in the most recently filed SEC Report, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.  The issuance and sale of the Shares to KHL does not obligate the Company to issue shares of Common Stock or other securities to any Person and does not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied.  No further approval or authorization of any stockholder, the Board of Directors of the Company, or others is required for the issuance and sale of the Shares to KHL.

(h)         Emerging Growth Company.  The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(i)             SEC Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports together with the Schedules hereto being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would (A) prevent Bayer, as of the date hereof, from using Rule 144 to resell any Shares or (B) adversely affect the Company’s eligibility to use a short form registration statement on Form S-3 or a successor thereto).  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)            Financial Statements.  The financial statements (including the related notes thereto) of the Company included in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and any supporting schedules included in the SEC Reports present fairly in all material respects the information required to be stated therein; and the other financial information included in the SEC Reports has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby.

(k)         Material Changes.  Except as specifically disclosed in SEC Reports, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, or otherwise in connection with options, restricted stock units, restricted stock awards, and other awards under existing equity incentive plans (including but not limited to the KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan) described in, such SEC Reports), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(l)             Legal Proceedings.  Except as described in SEC Reports, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or is reasonably expected to become a party or to which any property of the Company or any of its subsidiaries is or is reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the Company’s Knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Exchange Act to be described in the SEC Reports that are not so described therein and (ii) there are no statutes, regulations or similar contracts or other documents that are required under the Exchange Act to be filed as exhibits to, or described in, the SEC Reports that are not so filed or described.

(m)     No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)         Licenses and Permits.  Each of the Company and each of its subsidiaries possesses all material licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the SEC Reports (“Material Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the SEC Reports, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Material Permits or that any such Material Permits will not be renewed in the ordinary course.

(o)         Title to Real and Personal Property.  Each of the Company and each of its subsidiaries has good and marketable title in fee simple (in the case of real property) to, or has valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to its business, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)         Title to Intellectual Property.  Except as disclosed in the SEC Reports, the Company owns or, to the Company’s Knowledge, has valid licenses to all Intellectual Property that is necessary for the conduct of its business as currently conducted and as proposed to be conducted as described in the SEC Reports, and the conduct of its business does not conflict in any material respect with any Intellectual Property of others.  The Company has taken those steps required in accordance with sound business practice and its commercially reasonable judgment to establish and preserve its ownership of, and licenses to, all Company Intellectual Property. Except as disclosed in the SEC Reports, there is no pending or written threat of, any action, suit, proceeding or claim by others asserting that the Company infringes, misappropriates or otherwise violates any Intellectual Property of others, which would reasonably be expected to result in a Material Adverse Effect.

(q)         Insurance.  Except as described in the SEC Reports, each of the Company and each of its subsidiaries has insurance covering its properties, operations, personnel and business, including business interruption insurance, which the Company or such subsidiary, as applicable, believes is in amounts and insures against such losses and risks as are reasonably adequate to protect it and its business; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(r)            Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(s)           Internal Controls.  The Company maintains a system of internal accounting controls designed to comply with the requirements of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(t)            Sarbanes-Oxley.  There has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where such provisions, rules or regulations are currently inapplicable to the Company.

(u)         Private Placement. Assuming the accuracy of the representations and warranties set forth in Sections 3.2 and 3.3 of this Agreement, no registration under the Securities Act is required for (i) the issuance and sale of the Shares by the Company to KHL, or (ii) the sale of the Shares by KHL to Bayer, under the Transaction Documents. The issuance and sale of the Shares to KHL, and the sale of the Shares by KHL to Bayer, hereunder do not contravene the rules and regulations of the Trading Market.

(v)         Registration Rights.  Except for the Registration Rights Agreement, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of a registration statement with the Commission (other than pursuant to the Existing Registration Rights Agreement) or the issuance and sale of the Shares to KHL or KHL’s sale of the Shares to Bayer.

(w)       Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(x)         No Integrated Offering.  Assuming the accuracy of the representations and warranties set forth in Sections  3.2 and 3.3, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D or Regulation S under the Securities Act in connection with (x) the offer and sale by the Company to KHL, and (y) the offer and sale by KHL to Bayer, of the Shares as contemplated hereby or (ii) cause either of such offerings of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(y)         Tax Matters.  Each of the Company and each of its subsidiaries has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after giving effect to any valid extensions with respect to the filing of tax returns); and except as otherwise disclosed in the SEC Reports, there is as of the date hereof no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets.

(z)          Foreign Corrupt Practices.  Neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)                          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed.

(bb)                          PFIC.  The Company is not a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(cc)                            Compliance with OFAC. None of the Company, any of its subsidiaries and any director or officer of the Company or, to the Company’s Knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offerings of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd)                          Regulation S.  Neither the Company nor its Affiliates has engaged in any directed selling efforts within the meaning of Regulation S in connection with the Shares.

(ee)                            Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company (or, to the Company’s Knowledge, any other entity (including any predecessor) for whose acts or omissions the Company is liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ff)                              Compliance with ERISA.  (i) Except in each case as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred that has resulted in material liability to the Company; (vi) neither the Company nor any member of the Controlled Group has incurred any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company. None of the following events has occurred: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; or (y) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(gg)                            Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with generally accepted medical and scientific research procedures; each description of the results of such studies is, in all material respects, accurate and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; the Company and its subsidiaries have made all such filings and obtained all such approvals as have been required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”), except as would not have a Material Adverse Effect; neither the Company nor its subsidiaries has received any written notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification, other than in the ordinary course, of any clinical trials that are described or referred to in the SEC Reports, except as would not have a Material Adverse Effect; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies, except as would not have a Material Adverse Effect.  Provided, however, that this Section 3.1(gg) shall not apply to actions actually taken or failed to have been taken by Bayer as a licensee of ATX-101 from the Company.

(hh)                          Compliance with Health Care Laws. To the Company’s Knowledge, the Company and its subsidiaries are in material compliance with all applicable Health Care Laws, and neither the Company nor any of its subsidiaries has received any written notice that it has not been in compliance with any applicable Health Care Laws.  For purposes of this Agreement, “Health Care Laws” means:  (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable U.S. federal, state, local and all applicable foreign health care related fraud and abuse laws, which may include, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws, the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated thereunder; (v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); (vi) quality, safety and accreditation requirements under applicable federal, state or local laws or regulatory bodies; and (vii) all other health-care related local, state, federal, national and supranational laws, relating to the regulation of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.  The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were, in all material respects, complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission).  Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, to the Company’s Knowledge, neither the Company, its subsidiaries nor any of their respective employees, officers or directors has been listed as excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. Provided, however, that this Section 3.1(hh) shall not apply to actions actually taken or failed to have been taken by Bayer as a licensee of ATX-101 from the Company.

3.2 Representations and Warranties of KHL.  KHL hereby represents and warrants as of the date hereof to Bayer and the Company as follows:

(a)         Organization and Good Standing.  KHL has been duly organized or incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b)         Authorization; Enforcement; Validity.  KHL has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.  Each Transaction Document to which KHL is a party when delivered by KHL in accordance with the terms hereof, will constitute the valid and legally binding obligation of KHL, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)          No Conflicts.  The execution, delivery and performance by KHL of the Transaction Documents, including KHL’s sale of the Shares to Bayer and the consummation of the transactions contemplated by the Transaction Documents, does not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of KHL pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which KHL is bound or to which any of the property or assets of KHL is subject, (ii) result in any violation of the provisions of the charter, memorandum of association or by-laws or similar organizational documents of KHL or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)         No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by KHL of the Transaction Documents, KHL’s sale of the Shares to Bayer and the consummation of the transactions contemplated by the Transaction Documents, except (i) filings required by applicable state securities laws, and (ii) those that have been made or obtained prior to the date of this Agreement.

(e)          Approvals.  No further approval or authorization of any stockholder, the Board of Directors of KHL, or others is required for KHL’s sale of the Shares to Bayer.

(f)           Investment Intent.  KHL understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is not acquiring the Shares with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.  KHL is acquiring the Shares hereunder in the ordinary course of its business. KHL does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to publicly distribute or effect any public distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; KHL is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(g)          Status.  At the time KHL was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(h)         General Solicitation.  KHL is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(i)             Experience.  KHL, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  KHL is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(j)            Access to Information.  KHL acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares by the Company and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable KHL to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(k)         Independent Investment Decision.  KHL has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents. KHL has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(l)             Non-U.S. Purchaser.  KHL hereby represents that it is not a “United States person,” and is not acquiring the Shares for the account or benefit of any “United States person,” as such term is defined in Rule 902 of Regulation S.  KHL hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  KHL’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of KHL’s jurisdiction.

3.3       Representations and Warranties of Bayer.  Bayer hereby represents and warrants as of the date hereof to the Company and KHL as follows:

(a)         Organization; Authority.  Bayer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Bayer and performance by Bayer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Bayer.  Each Transaction Document to which it is a party has been duly executed by Bayer, and when delivered by Bayer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Bayer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)         No Conflicts.  The execution, delivery and performance by Bayer of this Agreement and the Registration Rights Agreement and the consummation by Bayer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Bayer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Bayer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Bayer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Bayer to perform its obligations hereunder.

(c)          Investment Intent.  Bayer understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.  Bayer is acquiring the Shares hereunder in the ordinary course of its business. Bayer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; Bayer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)         Status.  At the time Bayer was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)          General Solicitation.  Bayer is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)           Experience.  Bayer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Bayer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)          Access to Information.  Bayer acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable Bayer to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Bayer or its representatives or counsel shall modify, amend or affect Bayer’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s and KHL’s representations and warranties contained in the Transaction Documents.

(h)         Independent Investment Decision.  Bayer has independently evaluated the merits of its decision to purchase Shares from KHL pursuant to the Transaction Documents. Bayer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares from KHL.

(i)             Non-U.S. Purchaser.  Bayer hereby represents that it is not a “United States person,” and is not acquiring the Shares for the account or benefit of any “United States person,” as such term is defined in Rule 902 of Regulation S.  Bayer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares from KHL, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  Bayer’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Bayer’s jurisdiction.

The Company, KHL and Bayer acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                         Transfer Restrictions.

(a)         Compliance with Laws.  Notwithstanding any other provision of this Article IV, Bayer acknowledges and agrees that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 or Regulation S, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, other than a transfer described in (i), (ii) or (iii) of this Section 4.1(a), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of Bayer under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b)         Legends.  The Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IF SUCH TRANSACTION IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (INCLUDING RULE 144 UNDER THE ACT), IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, INCLUDING APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE ACT.

(c)          Removal of Legends.  The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue to such holder the applicable Shares in book-entry form free and clear of such legend or any other legends by electronic delivery at the applicable balance account at the Depository Trust Company, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  The Company agrees that it shall cause Company Counsel (i) after the Effective Date, to issue to the Transfer Agent, if required by the Transfer Agent, a “blanket” legal opinion or other letter to allow sales without restriction pursuant to the effective registration statement and (ii) provide all other opinions of Company Counsel as may reasonably be required by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.1(c) following receipt of the certificates and documents contemplated below. Following Rule 144 becoming available for the resale of the Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company, upon the request of Bayer and delivery of the certificates and documents contemplated below, shall cause Company Counsel or other counsel satisfactory to the Transfer Agent to issue to the Transfer Agent a legal opinion stating that the Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and providing for the removal of the appropriate restrictive legends.  Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  Following the Effective Date, or at such earlier time as a legend is no longer required for the Shares, the Company will promptly upon written request from Bayer instruct the Transfer Agent to remove the restrictive notation from the book entries evidencing the Shares.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

(d)         Clear Market.  Beginning on the date of execution of the Restructuring Agreement and through the subsequent 12 month period (the “Lockup Period”), Bayer will not, without the prior written consent of the Company, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, short sell, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge or disposition or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise), in each case other than (A)  transfers or dispositions of the Shares to any trust for the direct or indirect benefit of Bayer, (B) transfers or dispositions of the Shares to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by Bayer or to any Affiliate of Bayer, and (C) distributions of the Shares to partners, members or stockholders of Bayer.  In the case of any transfer or distribution pursuant to clause (A), (B) or (C), each transferee, donee or distributee shall execute and deliver to the Company a lockup letter in the form of this Section 4.1(d); provided, however, that this Section 4.1(d) shall not apply to any Shares registered pursuant to the Registration Rights Agreement; and provided, further that this Section 4.1(d) shall terminate immediately prior to a Change of Control, as such term is defined in the Note.

(e)          Disposition of Shares.  Subsequent to the expiration of the Lockup Period, Bayer will not, without the prior written consent of the Company, dispose of more than 10% of the original number of Shares during any single calendar month, except for transfers to Bayer’s Affiliates or as otherwise provided for in clauses (A), (B) or (C) of Section 4.1(d), in each case subject to the transferee’s compliance with the requirements of Section 4.1; provided, however, that such 10% limitation shall apply on a consolidated basis to Bayer and any transferee of the Shares; provided further that the terms of this Section 4.1(e) shall not apply to any Shares registered pursuant to the Registration Rights Agreement and provided, further that this Section 4.1(e) shall terminate immediately prior to a Change of Control, as such term is defined in the Note.

(f)           Acknowledgement.  Bayer hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.  While the Registration Statement remains effective, Bayer may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available.  Bayer agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, Bayer will refrain from selling such Shares until such time as Bayer is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless Bayer is able to, and does, sell such Shares  pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2       Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares by (i) the Company to KHL or (ii) KHL to Bayer, in a manner that would require the registration under the Securities Act of the sale of the Shares by (i) the Company to KHL or (ii) KHL to Bayer, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3       Principal Trading Market Listing.  In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its reasonable best efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market as contemplated by the Registration Rights Agreement.

4.4       Form D; Blue Sky.  To the extent applicable to the issuance of the Shares to KHL pursuant to the terms of this Agreement, the Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Bayer.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1       Conditions Precedent to Bayer’s Obligation to Purchase Shares.  The obligation of Bayer to acquire Shares from KHL at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Bayer:

(a)         Representations and Warranties.  The representations and warranties of the Company and KHL contained herein shall be true and correct in all material respects.

(b)         Performance.  The Company and KHL shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)         Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of (i) the purchase by Bayer and sale by KHL, and (ii) the purchase by KHL and sale by the Company, of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)          No Suspensions of Trading in Common Stock.  The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(f)           Company Deliverables.  The Company and KHL shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)          Compliance Certificate.  Each of the Company and KHL shall have delivered to Bayer a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer (in the case of the Company), or Director (in the case of KHL), dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit C.

5.2                         Conditions Precedent to the Obligations of the Company and KHL.  The Company’s obligation to issue and sell the Shares to KHL, KHL’s obligation to purchase the Shares from the Company, and KHL’s obligation to sell the Shares to Bayer, at the Closing are subject to the fulfillment to the satisfaction of the Company and KHL on or prior to the Closing Date of the following conditions, any of which may be waived by each of the Company and/or KHL:

(a)         Representations and Warranties.  The representations and warranties made by Bayer and KHL in Sections 3.2 and 3.3 shall be true and correct in all material respects.

(b)         Performance.  KHL and Bayer shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such parties at or prior to the Closing Date.

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)         Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of (i) the purchase by Bayer and sale by KHL and (ii) the purchase by KHL and sale by the Company, of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)          Bayer Deliverables.  Bayer shall have delivered the Bayer Deliverables in accordance with Section 2.2(b).

ARTICLE VI.
MISCELLANEOUS

6.1       Fees and Expenses.  The Company and Bayer shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees levied in connection with the sale and issuance of the Shares to KHL and KHL’s sale of the Shares to Bayer.

6.2       Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to sale of the Shares by (i) the Company to KHL and (ii) KHL to Bayer, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and Bayer will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3       Notices.  KHL hereby irrevocably appoints the Company as its agent for service of process to receive on its behalf service of process in respect of any and all proceedings arising out of or related to the Transaction Documents to which KHL is a party.  KHL agrees that the failure by a process agent to notify it of any process will not invalidate the relevant proceedings. Furthermore, this clause does not affect any other method of service allowed by law.  All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile, electronic mail, first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail, or when so received in the case of mail or courier, and addressed as follows:

if to the Company or KHL, to:

KYTHERA Biopharmaceuticals, Inc.

27200 West Agoura Road, Suite 200

Calabasas, California  91301

Telephone No.: (818) 587-4500

Facsimile No.: (818) 587-4591

Attention: General Counsel

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California  94025

Telephone No.: (650) 328-4600

Facsimile No.: (650) 463-2600

Attention:  Alan C. Mendelson

Mark V. Roeder

if to the Investor, to:

Bayer Consumer Care AG

Peter Merian-Straβe 84

4052 Basel, Switzerland

Attention: Pascal Bürgin

Facsimile: +41 58 272 71 73

with a copy to:

Bayer HealthCare Consumer Care

100 Bayer Boulevard, P.O. Box 915

Whippany, NJ 07981-0915

Attention: William B. Dodero,

Vice President & Assistant General Counsel

Facsimile: (862) 404-3164

and with a copy to (which shall not constitute notice):

Arnold & Porter LLP

555 Twelfth Street, N.W.

Washington, D.C. 20004

Attention: Steve Parker

Facsimile: (202) 942-5999

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4       Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, KHL and Bayer.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5       Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6       Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by either party without the prior written consent of the other party hereto.

6.7       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8       Governing Law.  This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

6.9       Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.10      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11      Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ Keith R. Leonard, Jr.
Name:	Keith R. Leonard, Jr.
Title:	President and Chief Executive Officer

KYTHERA HOLDINGS LTD.

By:	/s/ Keith R. Leonard, Jr.
Name:	Keith R. Leonard, Jr.
Title:	Director

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BAYER CONSUMER CARE AG

By:	/s/ Martin Steiner	/s/ Ernst Coppens
Name:	Martin Steiner	Ernst Coppens
Title:	Legal Counsel	Head of CAO

[Signature Page to Securities Purchase Agreement]

EXHIBITS:

A:                                                           Form of Registration Rights Agreement

B-1/B-2:                        Forms of Secretary’s Certificate of the Company and KHL

C:                                                           Forms of Compliance Certificate of the Company and KHL

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B-1

FORM OF SECRETARY’S CERTIFICATE (INC)

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with (i) the Securities Purchase Agreement, dated as of                         , 2014, by and between the Company, KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda (“KHL”) and Bayer Consumer Care AG, a company organized under the laws of Switzerland (the “Securities Purchase Agreement”), and (ii) the Note Agreement, dated as of                         , 2014, by and between the Company and KHL (the “Note Agreement”), and further certifies solely in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.                                      Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company by unanimous written consent on                       , 2014.  Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.                                      Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.                                      Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.                                      Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign each of the Securities Purchase Agreement and the Note Agreement and each of the Transaction Documents on behalf of the Company and/or KHL, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Keith R. Leonard, Jr.	President and Chief Executive Officer (the Company); Director (KHL)

John W. Smither	Chief Financial Officer (the Company); Director (KHL)

Each of Latham & Watkins LLP, special U.S. legal counsel to the Company, and Conyers Dill & Pearman Limited, special Bermuda legal counsel to the Company, is entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to the Securities Purchase Agreement and the Note Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this          day of                 , 2014.

Keith L. Klein, Secretary*

*Not made under seal.

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT B-2

FORM OF SECRETARY’S CERTIFICATE (KHL)

This Certificate is delivered in connection with the Securities Purchase Agreement, dated as of                         , 2014, by and between KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda (“KHL”), KYTHERA Biopharmaceuticals, Inc., a Delaware corporation, and Bayer Consumer Care AG, a company organized under the laws of Switzerland.

We, Codan Services Limited, Secretary of KHL, certify as follows:

5.                                      Attached hereto as Exhibit A, initialed by the undersigned, is a true copy of the resolutions adopted by the Directors of KHL by way of unanimous written consent in lieu of a meeting effective [•], 2014 and that such resolutions are still in force and effect as at the date hereof.

6.                                      Attached hereto as Exhibit B, initialed by the undersigned, is a true copy of the Certificate of Incorporation of KHL in full force and effect as at the date hereof.

7.                                      Attached hereto as Exhibit C, initialed by the undersigned, is a true copy of the Bye-laws of KHL in full force and effect as at the date hereof.

8.                                      The following is a true and correct listing of the Directors of KHL as at the date hereof:

Directors

Keith R. Leonard, Jr.

John W. Smither

Keith L. Klein

Dated  this          day of                 , 2014.

By:
Codan Services Limited
Secretary

EXHIBIT A

Resolutions

EXHIBIT B

Certificate of Incorporation

EXHIBIT C

Bye-laws

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

The undersigned, [the Chief Executive Officer / the Chief Financial Officer][a director] of [KYTHERA Biopharmaceuticals Inc., a Delaware corporation][KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda] (the “Company”), pursuant to Section 5.1(g) of the Securities Purchase Agreement, dated as of                         , 2014, by and between the Company, [INSERT OTHER KYTHERA PARTY] and Bayer Consumer Care AG, a company organized under the laws of Switzerland (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.                                      The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct.

2.                                      The Company has performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

Each of Latham & Watkins LLP, special U.S. legal counsel to the Company, and Conyers Dill & Pearman Limited, special Bermuda legal counsel to the Company, is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to the Securities Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this        day of                     , 2014.

[Keith R. Leonard, Jr.][John W. Smither]